UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 27, 2007

TELANETIX, INC.
A Delaware Corporation
(Exact name of registrant as specified in its charter)

DELAWARE	000-31639	77-0622733
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

6197 Cornerstone Court E, Suite 108
San Diego, California 92121
(Address of principal executive offices)

(858) 362-2250
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant

Burnham and Schumm P.C. have been dismissed as the independent registered public accounting firm of Telanetix, Inc. (the "Company") effective November 27, 2007. The Company engaged Mayer Hoffman McCann P.C. ("Mayer Hoffman") as its independent registered public accounting firm effective November 27, 2007. The decision to change firms has been approved by the audit committee of the Company's board of directors.

The reports of Burnham and Schumm on the Company’s financial statements for the past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor were they modified as to uncertainty, audit scope, or accounting principles, other than to state that there is substantial doubt as to the ability of the Company to continue as a going concern.

During the Company's two most recent fiscal years and the subsequent interim period up to the dismissal of Burnham and Schumm, there have not been any disagreements between the Company and Burnham and Schumm on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Burnham and Schumm would have caused Burnham and Schumm to make reference thereto in its reports on the Company's audited financial statements, nor have there been any " reportable events," as that term is described in Item 304(a)(1)(iv) of Regulation S-B.

The Company provided Burnham and Schumm with a copy of the disclosures made in this report before this report was filed with the Securities and Exchange Commission.  The Company requested that Burnham and Schumm furnish a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the disclosure made herein.  The Company received such letter from Burnham and Schumm wherein it confirmed its agreement with the disclosure made herein. A copy of that letter is attached as Exhibit 16 hereto.

During the Company’s two most recent fiscal years and the interim period prior to engaging Mayer Hoffman, neither the Company nor anyone on its behalf consulted Mayer Hoffman regarding any of the matters enumerated in Item 304(a)(2)(i) or Item 304(a)(2)(ii) of Regulation S-B.

ITEM 9.01 Financial Statements and Exhibits

(d) Exhibits

NO.           DESCRIPTION
16	Letter from Burnham and Schumm P.C. dated November 28, 2007

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELANETIX, INC.

Dated: November 29, 2007	By:	/s/ Thomas A. Szabo
Thomas A. Szabo Chief Executive Officer